Exhibit 23.1 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the registration statements (No. 333-227776, 333-230044, 333- 230076, 333-232043, and 333-251997) on Form S-8 and (No. 333-256939) on Form S-3ASR of our reports dated February 28, 2022, with respect to the consolidated financial statements of Livent Corporation and subsidiaries and the effectiveness of internal control over financial reporting. Our report refers to a change in the accounting principle for convertible debt instruments. /s/ KPMG LLP Philadelphia, Pennsylvania February 28, 2022